SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

between

VICTORY PORTFOLIOS

and

VICTORY CAPITAL MANAGEMENT INC.

Dated August 1, 2013

			Approved By	Last	Must Be
	Name of Fund	Fee*	Shareholders	Approved	Approved By
1.	Victory Diversified Stock Fund	0.65% on the first $800	June 21, 2013	December 2,	December 31,
		million, 0.60% on the next		2020	2021
		$1.6 billion, and 0.55% on
		assets in excess of $2.4
		billion

2.	Victory INCORE Fund for Income	0.50% on the first $400	June 7, 2013	December 2,	December 31,
	Fund	million, 0.45% on the next		2020	2021
		$400 million, and 0.40% on
		assets in excess of $800
		million

3.	Victory INCORE Investment Grade	0.75% on the first $400	May 17, 2013	December 2,	December 31,
	Convertible Fund	million, 0.65% on the next		2020	2021
		$400 million, and 0.60% on
		assets in excess of $800
		million

4.	Victory INCORE Total Return Bond	0.40%	October 31, 2014	December 2,	December 31,
	Fund			2020	2021

5.	Victory Integrity Discovery Fund	1.00%	October 31, 2014	December 2,	December 31,
				2020	2021

6.	Victory Integrity Mid-Cap Value	0.75% of the first $500	October 31, 2014	December 2,	December 31,
	Fund	million of average daily net		2020	2021
		assets; and 0.70% of average
		daily net assets in excess of
		$500 million
7.	Victory Integrity Small/Mid-Cap	0.80% of the first $300	October 31, 2014	December 2,	December 31,
	Value Fund	million of average daily net		2020	2021
		assets; and 0.75% of average
		daily net assets in excess of
		$300 million
8.	Victory Integrity Small-Cap Value	0.90% of the first $300	October 31, 2014	December 2,	December 31,
	Fund	million of average daily net		2020	2021
		assets; and 0.85% of average
		daily net assets in excess of
		$300 million
9.	Victory NewBridge Large Cap	0.75% on the first $400	June 7, 2013	December 2,	December 31,
	Growth Fund	million, 0.65% on the next		2020	2021
		$400 million and 0.60% on
		assets in excess of $800
		million

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.

Name of Fund

10.Victory Munder Mid-Cap Core Growth Fund

11.Victory Munder Multi-Cap Fund

12.Victory Munder Small Cap Growth Fund

13.Victory Special Value Fund

14.Victory Strategic Allocation Fund

15.Victory Sycamore Established Value Fund

16.Victory Sycamore Small Company Opportunity Fund

17.Victory S&P 500 Index Fund

Fee*	Approved By	Last	Must be
	Shareholders	Approved	Approved By

0.75% on the first $6 billion	October 31, 2014	December 2,	December 31,
of average daily net assets,		2020	2021
0.70% on the next $2 billion,
and 0.65% on average daily
net assets exceeding $8
billion

0.75% of the first $1 billion	October 31, 2014	December 2,	December 31,
of average daily net assets;		2020	2021
0.72% of the next $1 billion;
and 0.70% of average daily
net assets in excess of $2
billion

0.85%	April 30, 2015	December 2,	December 31,
		2020	2021

0.75% on the first $400	August 15, 2013	December 2,	December 31,
million, 0.65% on the next		2020	2021
$400 million, and 0.60% on
assets in excess of $800
million

0.10%	June 7, 2013	December 2,	December 31,
		2020	2021

0.65% on the first $100	June 7, 2013	December 2,	December 31,
million, 0.55% on the next		2020	2021
$100 million, and 0.45% on
assets in excess of $200
million

0.85% on the first $500	May 17, 2013	December 2,	December 31,
million, 0.75% on assets in		2020	2021
excess of $500 million

0.20% of the first $250	October 31, 2014	December 2,	December 31,
million of average daily net		2020	2021
assets; 0.12% of the next
$250 million; and 0.07% of
average daily net assets in
excess of $500 million

18.Victory Trivalent Emerging Markets Small-Cap Fund

19.Victory Trivalent International Fund

– Core Equity

1.10%	October 31, 2014	December 2,	December 31,
		2020	2021

0.80% on the first $1 billion October 31, 2014		December 2,	December 31,
of average daily assets; and		2020	2021
0.75% of the average daily
net assets in excess of $1
billion

20.	Victory Trivalent International	0.95% on the first $1 billion	October 31, 2014	December 2,	December 31,

	Small-Cap Fund	of average daily net assets;		2020	2021
		and 0.90% of the average
		daily net assets in excess of
		$1 billion

	.

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.

DocuSign Envelope ID: 746EF955-31A5-4F99-95D5-F029EFA39BC1

Christopher K. Dyer

Michael D. Policarpo

Current as of December 2, 2020

VICTORY PORTFOLIOS

By:

Name: Christopher K. Dyer

Title: President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:

Name: Michael D. Policarpo II

Title: President, Chief Financial Officer and Chief Administrative

Officer

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.